UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                 March 17, 2003

                                    814-00201
                            (Commission File Number)

                    MEVC DRAPER FISHER JURVETSON FUND I, INC.
                                  (The "Fund")
             (Exact name of registrant as specified in its charter)

                               DELAWARE, 943333311
      (Jurisdiction of Incorporation) (IRS Employer Identification Number)

                               3000 SAND HILL ROAD
                              BUILDING 1, SUITE 155
                          MENLO PARK, CALIFORNIA 94025
              (Address of registrant's principal executive office)

                                  650-926-7000
                         (Registrant's telephone number)



ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

     As previously disclosed, the Fund's new Board of Directors has implemented management changes, including the termination of Chief Executive Officer John Grillos and the retention of Robert S. Everett as CEO on an interim basis. In connection with these changes, CFO, Michael Stewart, has tendered his resignation.

     In addition, the Fund issued the following press release today:


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                                                              [MVC CAPITAL LOGO]



CONTACT
Paul Caminiti/Kim Levy/Keil Decker
Citigate Sard Verbinnen
(212) 687-8080



                   NEW MVC MANAGEMENT PROVIDES INVESTOR UPDATE
                   ___________________________________________

     MENLO PARK, CALIFORNIA -- MARCH 17, 2003 -- MVC Capital (NYSE: MVC), today announced that, consistent with the previously stated objectives of the Fund's new management, the Board's valuation committee is conducting a thorough review of the Fund's holdings to assess the fair value of its investments. As a result, MVC will temporarily suspend reporting NAV and will delay filing its 10-Q for the period ended January 31, 2003 until after the portfolio review is completed.

     MVC Capital is a publicly traded business development company. For additional information about the Fund, please contact Kim Levy or Keil Decker at 212-687-8080.



                                      # # #


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    MEVC DRAPER FISHER JURVETSON FUND I, INC.



Dated:  March 17, 2003

                    BY: /s/ Robert S. Everett
                        ---------------------------------
                        ROBERT S. EVERETT
                        CHIEF EXECUTIVE OFFICER